UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 6, 2011

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.           Other Events.

          On September 6, 2011, Santa Fe Gold Corporation (“Santa Fe”) entered into a Memorandum of Understanding with Columbus Silver Corporation (TSXV: CSC) (“Columbus Silver”) pursuant to which Santa Fe has conditionally agreed to acquire all of Columbus Silver’s outstanding common stock for cash consideration of Cdn $0.20 per share in a transaction currently valued at Cdn $9,977,285. Until the transaction closes, Santa Fe has agreed to provide bridge financing to Columbus Silver to fund leasehold payments and for working capital, which through December 2011 totals $513,716.

          The Memorandum of Understanding contemplates a business combination by way of a Plan of Arrangement, which is subject to Canadian court approval. In addition, the proposed transactions are subject to the final approval of the boards of directors of Santa Fe and Columbus Silver, and stock exchange and regulatory approvals. The transaction also is subject to Columbus Silver shareholder approval and Santa Fe’s commitment of the required funding. If Santa Fe does not notify Columbus Silver by November 30, 2011 that it has obtained a firm commitment for the required funding, Columbus Silver will have the option to terminate the acquisition. A copy of the Memorandum of Understanding, containing the relevant terms, is attached as Exhibit 99.2 hereto.

Item 9.01           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated September 7, 2011
99.2	Memorandum of Understanding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: September 7, 2011	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer